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                                                                   EXHIBIT 10.31

                             GUARANTY OF PERFORMANCE

      For valuable consideration, the undersigned, VANGUARD HEALTH SYSTEMS, INC., a Delaware corporation ("Guarantor"), hereby unconditionally and irrevocably guarantees to Seller (as such term is defined below) the due, prompt and complete performance (including, without limitation, payment) by VHS ACQUISITION SUBSIDIARY NUMBER 7, INC., a Delaware corporation ("Purchaser"), of each and every obligation of Purchaser under that certain Asset Sale Agreement dated as of October 11, 2004 (the "Agreement"), by and among Purchaser and TENET METROWEST HEALTHCARE SYSTEM, LIMITED PARTNERSHIP, a Massachusetts limited partnership ("Tenet MW"), SAINT VINCENT HOSPITAL, L.L.C., a Massachusetts limited liability company ("SVH"), and OHM SERVICES, INC., a Massachusetts nonprofit corporation ("OHM") (Tenet MW, SVH and OHM are collectively referred to herein as "Seller"), all agreements ancillary thereto and all agreements and other documents delivered at the closing of the transactions contemplated by the Agreement (collectively, the "Obligations").

      The obligations of Guarantor under this Guaranty are independent of the obligations of Purchaser and are made by Guarantor not as surety, and a separate action or actions may be brought against Guarantor, whether action is brought against Purchaser or whether Purchaser is joined in any such action or actions. The Guarantor agrees that this Guaranty is a guaranty of payment and not of collection and may be enforced by Seller. The Guarantor hereby waives the right to require Seller to proceed against Purchaser or any other person (including a co-guarantor) or to require Seller to pursue any other remedy or enforce any other right; provided, however, as a condition precedent to the commencement of any action against Guarantor, Seller shall first comply with all procedures specified in the Agreement or any agreement ancillary thereto with respect to actions to be taken against Purchaser.

      Guarantor authorizes Seller, without notice to or demand upon Guarantor (except as shall be required by applicable statute which requirement cannot be waived), and without affecting or impairing Guarantor's liability hereunder, from time to time to renew, compromise, extend, increase or otherwise change the time for payment of, or otherwise amend or change the terms of, the Obligations or any part thereof. Subject to the provisions of the immediately preceding paragraph, Guarantor hereby waives: (a) any right to require Seller to proceed against Purchaser or to pursue any other remedy in Seller's power whatsoever;
(b) any defense arising by reason of any disability or other defense of Purchaser; (c) all presentments, demands for performance, notices of nonperformance, notices of protest, notices of dishonor and notices of acceptance of this Guaranty; and (d) any right to assert against the Seller, as a defense, counterclaim, set off, or cross claim which the Guarantor may now or hereafter have against Seller, but such waiver shall not prevent the Guarantor from asserting against Purchaser in a separate action, any claim, action, cause of action, or demand that the Guarantor might have, whether or not arising out of this Guaranty

      If any provision of this Guaranty is held invalid or unenforceable, the remainder of this Guaranty shall not be affected thereby, the provisions of this Guaranty being severable in any such instance. This Guaranty shall be governed by and construed and enforced in accordance

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with the laws of the Commonwealth of Massachusetts as applied to contracts made and performed within the Commonwealth of Massachusetts.

      This Guaranty shall not be assigned by Guarantor in whole or in part without the written consent of Seller, which consent shall not be unreasonably withheld. This Guaranty shall be binding upon and shall inure to the benefit of Guarantor and Seller and each of their permissible and respective successors and assigns. Seller may assign this Guaranty to any affiliate of Seller which is the assignee of Seller's rights under the Agreement, provided that such assignment is conducted in accordance with the terms of Section 12.2 of the Agreement.

      This Guaranty shall continue in full force and effect until the Obligations are fully paid, performed and discharged. Notwithstanding the foregoing, this Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned to Purchaser upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Purchaser, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Seller or any substantial part of its property, or otherwise, all as though such payments had not been made. Guarantor warrants and represents to Seller that (a) this Guaranty constitutes a valid and binding obligation of Guarantor enforceable in accordance with its terms and (b) the execution and delivery of this Guaranty does not (i) conflict with or result in a breach of any material provision of Guarantor's articles of incorporation or bylaws or (ii) violate any order, writ, injunction, ruling or material law of any court or governmental authority, United States or foreign, binding upon or affecting Guarantor.

      No modification, limitation or discharge of the obligations herein guaranteed, arising out of or by virtue of any bankruptcy, reorganization or similar proceeding for relief of debtors under federal or state law, or any other voluntary or involuntary dissolution, liquidation, or winding up of the affairs of Purchaser, will in any way affect, modify, limit or discharge the liability of Guarantor under this Guaranty.

      This Guaranty may only be amended, waived, modified discharged or otherwise changed by a written instrument signed by Guarantor and Seller. No delay or forbearance by Seller in exercising any right under the Agreement or under this Guaranty, and no express or implied waiver by Seller of any default under the Agreement or under this Guaranty, shall constitute a waiver of any subsequent default under the Agreement or under this Guaranty.

Dated: October 11, 2004             VANGUARD HEALTH SYSTEMS, INC.

                                    By:    /s/ Keith B. Pitts
                                       -----------------------------------------
                                    Name:  Keith B. Pitts
                                    Title: Vice Chairman

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